UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2012

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously announced by AmeriGas Propane, Inc., the general partner ("General Partner") of AmeriGas Partners, L.P. ("AmeriGas Partners"), the Board of Directors of the General Partner elected Jerry E. Sheridan, age 47, as President and Chief Executive Officer of the General Partner, effective March 3, 2012, to succeed Eugene V.N. Bissell following his retirement as President and Chief Executive Officer of the General Partner, effective March 2, 2012. In addition, the General Partner’s Board of Directors elected R. Paul Grady, age 58, to succeed Mr. Sheridan as Vice President and Chief Operating Officer of the General Partner, effective March 3, 2012.

Mr. Sheridan has served as Vice President and Chief Operating Officer of the General Partner since May 9, 2011. Prior to that, Mr. Sheridan served as Vice President – Finance and Chief Financial Officer of the General Partner between August 15, 2005 and May 9, 2011. Previously, Mr. Sheridan served as President and Chief Executive Officer of Potters Industries, Inc., a global manufacturer of engineered glass materials and a wholly owned subsidiary of PQ Corporation (2003 to 2005). Mr. Sheridan also served as Executive Vice President (2003 to 2005) and as Vice President and Chief Financial Officer (1999 to 2003) of PQ Corporation.

The General Partner has agreed to pay Mr. Sheridan an annual base salary of $450,000. In addition, Mr. Sheridan will continue to participate in the General Partner’s annual bonus plan. His target annual bonus plan opportunity, as a percentage of annual base salary, is 80%, prorated accordingly based on his promotion date. Mr. Sheridan also will continue to participate in the General Partner’s long-term compensation plan, the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan On Behalf of AmeriGas Partners, L.P. (the "2010 Plan"). The General Partner’s Board of Directors approved an equity award under the 2010 Plan to Mr. Sheridan of 8,000 AmeriGas Partners performance units with distribution equivalents which are tied to the three-year total return performance of AmeriGas Partners Common Units relative to the partnership units of the energy master limited partnerships in the Alerian MLP Index and may be earned at the end of the 2012-2014 performance period. Each performance unit represents the right of the recipient to receive a Common Unit and cash equal to distributions paid during the performance period if specified performance goals and other conditions are met. The 8,000 AmeriGas Partners performance units were awarded to Mr. Sheridan effective March 3, 2012 and are in addition to the 4,500 performance units that were awarded to him effective January 1, 2012. Mr. Sheridan’s performance units are subject to forfeiture in the event of termination of employment, with pro-rated forfeitures in the event of termination of employment due to retirement, death or disability.

Mr. Sheridan will also continue to participate in the long-term compensation plan of the General Partner’s parent, UGI Corporation, the UGI Corporation Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006 (the "2004 Plan"). UGI Corporation’s Board of Directors approved an equity award to Mr. Sheridan under the 2004 Plan of 42,000 UGI Corporation stock options, effective March 3, 2012, which have a ten-year term and will vest in three equal annual installments beginning March 3, 2013. This stock option award is in addition to the 30,000 stock options awarded to Mr. Sheridan effective January 1, 2012. In the event of Mr. Sheridan’s termination of employment due to retirement, his stock options will become exercisable as if he had continued to be employed by, or continued to provide service to, the General Partner, and the stock options will terminate on their original expiration dates. In the event of his termination of employment due to disability, the stock option terms will be shortened to the earlier of the third anniversary of the date of such termination of employment, or the original expiration date, and vesting will continue in accordance with the original vesting schedule. In the event of death while an employee, Mr. Sheridan’s stock options will become fully vested and the option terms will be shortened to the earlier of the expiration of the 12-month period following his death, or the original expiration date.

Pursuant to a change in control agreement, the General Partner will provide Mr. Sheridan with cash benefits ("Benefits") if the General Partner terminates his employment without "cause" or if he terminates employment for "good reason" at any time within two years following a change in control of the General Partner, AmeriGas Partners or UGI Corporation. "Cause" generally includes (i) misappropriation of funds, (ii) habitual insobriety or substance abuse, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the General Partner. "Good reason" generally includes a material diminution in authority, duties, responsibilities or base salary and annual bonus; a material breach by the General Partner of the terms of the agreement; and substantial relocation requirements.

If events trigger a payment following a change in control, the Benefits payable to Mr. Sheridan will be as specified under his change in control agreement unless payments under the AmeriGas Propane, Inc. Senior Executive Employee Severance Plan ("Severance Plan") would be greater, in which case Benefits would be provided under the Severance Plan. Benefits under his change in control agreement will be equal to three times his base compensation. In addition, Mr. Sheridan is entitled to receive a payment equal to the cost he would incur if he enrolled in the General Partner’s medical and dental plans for three years (less the amount he would be required to contribute for such coverage if he were an active employee). Mr. Sheridan would also receive his benefits under the AmeriGas Supplemental Executive Retirement Plan ("SERP"), calculated as if he had continued in employment for three years. In addition, outstanding performance units and distribution equivalents will be paid in cash based on the fair market value of Common Units in an amount equal to the greater of (i) the target award or (ii) the award amount that would have been paid if the measurement period ended on the date of the change in control, as determined by the General Partner’s Compensation/Pension Committee of the Board of Directors. Unvested stock options also would become exercisable.

Other than as described herein, Mr. Sheridan’s compensation and benefits are as described in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Mr. Grady has served as Vice President – Operations of the General Partner since January 2012. He has also served as President of Heritage Operating, L.P. ("Heritage Propane") since July 2011. Prior to that, Mr. Grady served as Senior Vice President and Chief Operating Officer of Heritage Propane from 2006 to 2011. Previously, Mr. Grady served the General Partner as Senior Vice President and Chief Operating Officer (2000 to 2003), Senior Vice President – Operations (1999 to 2000) and Vice President – Sales and Operations (1995 to 1999). Mr. Grady also served as Director of Corporate Development of UGI Corporation (1990 to 1995).

The General Partner has agreed to pay Mr. Grady an annual base salary of $400,000. In addition, Mr. Grady will participate in the General Partner’s annual bonus plan. His target annual bonus plan opportunity, as a percentage of annual base salary, will be 55%. Mr. Grady will also receive reimbursement for relocation expenses.

Mr. Grady will participate in the 2010 Plan and the 2004 Plan. The General Partner’s Board of Directors approved awards to Mr. Grady under the 2010 Plan, effective January 17, 2012, as follows:

(1) a transition award of 14,000 AmeriGas Partners phantom units with distribution equivalents, 2,800 of which will vest January 12, 2013 and 11,200 of which will vest January 12, 2014. The phantom units represent time-restricted AmeriGas Partners Common Units. In the event of Mr. Grady’s termination of employment without cause, any of the unvested 14,000 phantom units and distribution equivalents pursuant to his transition award will vest; and

(2) an award of 4,500 AmeriGas Partners performance units.

The performance units have distribution equivalents and are tied to the three-year total return performance of AmeriGas Partners’ Common Units relative to the partnership units of the energy master limited partnerships in the Alerian MLP Index and may be earned at the end of the 2012-2014 performance period. Each AmeriGas Partners performance unit represents the right of the recipient to receive a Common Unit and cash equal to distributions paid during the performance period if specified performance goals and other conditions are met. All AmeriGas Partners performance units granted to Mr. Grady between January 17, 2012 and December 31, 2014, including the 4,500 performance units noted above, will be subject to forfeiture in the event of termination for any reason prior to January 1, 2015, including retirement, death or disability. After January 1, 2015, any performance units granted will be subject to forfeiture in the event of termination of employment, with pro-rated forfeitures in the event of termination of employment due to retirement, death or disability.

Mr. Grady will also participate in the 2004 Plan. UGI Corporation’s Compensation and Management Development Committee of the Board of Directors approved an annual equity award to Mr. Grady under the 2004 Plan, effective January 17, 2012, of 30,000 UGI Corporation stock options, which have a ten-year term and will vest in three equal annual installments beginning January 17, 2013, with an option price of $28.03. Any UGI Corporation stock options that have been, or will be, granted to Mr. Grady between 2012 and 2014 will be subject to forfeiture in the event of termination for any reason prior to January 1, 2015, including retirement, death or disability. After January 1, 2015, the following standard terms and conditions will apply to Mr. Grady’s stock options:

(1) upon retirement, Mr. Grady’s stock options will become exercisable as if employment by, or service to, the General Partner had continued, and the stock options will terminate on their original expiration dates;

(2) upon termination due to disability, Mr. Grady’s stock option terms will be shortened to the earlier of the third anniversary of the date of such termination of employment, or the original expiration date, and vesting will continue in accordance with the original vesting schedule; and

(3) in the event of death while an employee, Mr. Grady’s stock options will fully vest and the option terms will be shortened to the earlier of the expiration of the 12-month period following his death, or the original expiration date.

Pursuant to a change in control agreement, the General Partner will provide Mr. Grady with Benefits if the General Partner terminates his employment without "cause" or if he terminates employment for "good reason" at any time within two years following a change in control of the General Partner, AmeriGas Partners or UGI Corporation. If events trigger a payment following a change in control, the Benefits payable to Mr. Grady will be as specified under his change in control agreement unless payments under the Severance Plan would be greater, in which case Benefits would be provided under the Severance Plan. Benefits under his change in control agreement will be equal to two times his base salary and annual bonus. In addition, Mr. Grady is entitled to receive a payment equal to the cost he would incur if he enrolled in the General Partner’s medical and dental plans for 2 years (less the amount he would be required to contribute for such coverage if he were an active employee). Mr. Grady would also receive his benefits under the SERP described below, calculated as if he had continued in employment for two years. In addition, outstanding performance units, phantom units and distribution equivalents will be paid in cash based on the fair market value of Common Units in an amount equal to the greater of (i) the target award or (ii) with respect to performance units, the award amount that would have been paid if the measurement period ended on the date of the change in control, as determined by the General Partner’s Compensation/Pension Committee of the Board of Directors. Unvested stock options also would become exercisable.

Mr. Grady will also participate in the General Partner’s benefit plans, including the SERP and the Severance Plan. Under the SERP, the General Partner credits to each participant’s account annually an amount equal to 5 percent of the participant’s compensation (salary and annual bonus) up to the Internal Revenue Code ("Code") compensation limit ($245,000 in 2011) and 10 percent of compensation in excess of such limit. In addition, if any portion of the General Partner’s matching contribution under the General Partner’s qualified 401(k) Savings Plan ("Savings Plan") is forfeited due to nondiscrimination requirements under the Code, the forfeited amount, adjusted for earnings and losses on the amount, will be credited to a participant’s account. Benefits vest on the fifth anniversary of a participant’s most recent employment commencement date, unless the Compensation/Pension Committee determines otherwise. Participants direct the investment of their account balances among a number of funds, which are generally the same funds available to participants in the Savings Plan, other than the UGI Corporation stock fund. Account balances are payable in a lump sum within 60 days after termination of employment, except as required by Section 409A of the Code. If payment is required to be delayed by Section 409A of the Code, payment is made within fifteen days after expiration of a six-month postponement period following "separation from service" as defined in the Code. Amounts payable under the General Partner’s SERP may be deferred in accordance with the UGI Corporation 2009 Deferral Plan.

The Severance Plan provides that the General Partner, in its sole discretion, may pay benefits to Mr. Grady if his employment is involuntarily terminated for any reason other than for just cause or as a result of his death or disability. Under the Severance Plan, "just cause" generally means (i) dismissal of an executive due to misappropriation of funds, (ii) substance abuse or habitual insobriety that adversely affects the executive’s ability to perform his or her job, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties. The Severance Plan benefit formula provides for cash payments equal to an executive’s compensation for a period of time ranging from six months to eighteen months depending on his length of service ("Continuation Period"). In addition, Mr. Grady is eligible to receive the cash equivalent of his target bonus, prorated for the number of months served in the fiscal year prior to termination. However, if his termination occurs in the last two months of the fiscal year, the General Partner has the discretion to determine whether Mr. Grady is eligible to receive a pro-rated target bonus, or the actual annual bonus which would have been paid after the end of the fiscal year, had Mr. Grady’s entire bonus been contingent on meeting the General Partner’s financial performance goal, pro-rated for the number of months served. Under the Severance Plan, Mr. Grady will receive a cash payment based on the cost he would have incurred to continue medical and dental coverage under the General Partner’s plans for the Continuation Period (less the amount Mr. Grady would be required to contribute for such coverage if he were an active employee). This amount includes a tax gross-up payment equal to 75 percent of the payment relating to medical and dental coverage. The Severance Plan also provides for outplacement services for a period of twelve months following Mr. Grady’s termination of employment, and reimbursement for tax preparation services for his final year of employment. Provided that Mr. Grady is eligible to retire, all payments under the Severance Plan may be reduced by an amount equal to the fair market value of certain equity-based awards, other than stock options, payable to Mr. Grady after the termination of employment.

In order to receive benefits under the Severance Plan or his change in control agreement, Mr. Grady is required to execute a release which discharges the General Partner and its subsidiaries from liability for any claims he may have against any of them, other than claims for amounts or benefits due him under any plan, program or contract provided by or entered into with the General Partner or its subsidiaries. The Severance Plan also requires Mr. Grady to ratify any post-employment activities agreement in effect and to cooperate in attending to matters pending at the time of termination of employment.

In addition to the benefits set forth above, company paid life and disability insurance is generally available to all employees. Mr. Grady is also eligible for certain executive perquisites, including participation in the executive health maintenance program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Description of oral compensation arrangement between AmeriGas Propane, Inc. and Mr. Jerry E. Sheridan.

10.2 Description of oral compensation arrangement between AmeriGas Propane, Inc. and Mr. R. Paul Grady.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

March 7, 2012	By:	/s/ Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Description of oral compensation arrangement between AmeriGas Propane, Inc. and Mr. Jerry E. Sheridan.
10.2	Description of oral compensation arrangement between AmeriGas Propane, Inc. and Mr. R. Paul Grady.